                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41314) pertaining to The Cato Corporation Employee Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 33-41315) pertaining to The Cato Corporation Non-Qualified Stock Option Plan, and the Registration Statement (Form S-8 No. 33-69844) pertaining to The Cato Corporation Employee Stock Purchase Plan, of our report dated March 10, 1995, with respect to the consolidated financial statements and schedule of The Cato Corporation included in the Annual Report (Form 10-K) for the year ended February 1, 1997.



                                                       ERNST & YOUNG LLP


Charlotte, North Carolina
April 25, 1997